SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.


                               April 20, 2000
                               Date of Report
                    (date of earliest event reported)


                         DAUPHIN TECHNOLOGY, INC.
        (Exact name of Registrant as specified in its charter)


        Illinois                       33-21537-D            87-0455038
(State or other jurisdiction of    Commission File No.     (IRS Employer
 incorporation or organization)                        Identification Number)


       800 E. Northwest Hwy, Suite 950, Palatine, IL           60067
         (Address of principal executive offices)            (Zip Code)




                                (847) 358-4406
             Registrant's telephone number, including area code


            Former name or address, if changed since last report

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Item 1. Change In Control of Registrant

     Not applicable.

Item 2. Acquisition or Disposition of Assets

     Not applicable.

Item 3. Bankruptcy or Receivership

     Not applicable.

Item 4. Changes in Registrants Certifying Accountants

     Not applicable.

Item 5. Other Events

     On April 12, 2000, we entered into a $100,000,000 equity line agreement with an institutional investor. The equity line is evidenced by a Common Stock Purchase Agreement, Registration Rights Agreement, Escrow Agreement and Form of a Stock Purchase Warrant. The equity line is conditioned on registration of the shares and warrants to be issued to the investor under the line. We may make up to eighteen draws of up to $10,000,000 per draw, with a $100,000,000 aggregate draw limit. Upon each draw, we must issue shares to the investor based upon the amount of the draw and a price determined by reference to the 22-day average trading price and 45-day average volume of our shares immidiately prior to the draw. Upon each draw, we must issue to the investor warrants to purchase additional common shares in the amount equal to 7% of the draw devided by the daily volume weighted average of our shares on the trading day preceeding the draw.

Item 6. Registration of Registrant's Directors

     Not applicable.

Item 7. Financial Statements and Exhibits

     The following exhibits are filed as part of this report:

     Exhibit
     Number       Title of Document

      7a          Common Stock Purchase Agreement
      7b          Registration Rights Agreement
      7c          Escrow Agreement
      7d          Stock Purchase Warrant

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Item 8. Change in Fiscal Year

     Not applicable.

Item 9. Sales of Equity Securities Pursuant to Regulations

     Not applicable.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Dauphin Technology, Inc.

s/Andrew Kandalepas/

By:   Andrew Kandalepas
      President

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